UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 18, 2017, Banc of California, Inc. announced that its Board of Directors has declared a quarterly cash dividend of $0.13 per share on its outstanding common stock. The dividend will be payable on October 2, 2017 to stockholders of record as of September 15, 2017.

The Company also announced that the Board has declared a quarterly dividend payment on its Series C, D and E Preferred Stock in the amount of $0.50, $0.460938 and $0.4375, respectively, representing an annualized yield of 8.00%, 7.375% and 7.00%, respectively, on the liquidation preference amount for outstanding shares. The dividend will be payable on September 15, 2017 to record holders as of September 1, 2017 of depositary shares relating to the underlying Series C, D and E Preferred Stock.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Banc of California, Inc. Press Release dated August 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

August 18, 2017	/s/ Albert J. Wang
Albert J. Wang
Executive Vice President, Principal Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Number	Description

99.1	Banc of California, Inc. Press Release dated August 18, 2017.

4